EXHIBIT 4.2

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                       SPECIALTY RETAILERS, INC.,
                                AS ISSUER

                              STAGE STORES, INC.,
                              AS GUARANTOR

                              $200,000,000

                        8 1/2% SENIOR NOTES DUE 2005

                            -----------------

                                INDENTURE

                        Dated as of June 17, 1997

                            -----------------

                   STATE STREET BANK AND TRUST COMPANY

                                Trustee

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                        CROSS-REFERENCE TABLE
TRUST INDENTURE
ACT SECTION                                            INDENTURE SECTION

310 (a)(1)......................................................     8.10
    (a)(2)......................................................     8.10
    (a)(3)......................................................     N/A
    (a)(4)......................................................     N/A
    (a)(5)......................................................     8.10
    (b).........................................................     8.10
    (c).........................................................     N/A
311 (a).........................................................     8.11
    (b).........................................................     8.11
    (c).........................................................     N/A
312 (a).........................................................     2.05
    (b).........................................................     12.03
    (c).........................................................     12.03
313 (a).........................................................     11.02
    (b)(i)......................................................     11.02
    (b)(2)......................................................     8.06
    (c).........................................................     8.06; 11.02
    (d).........................................................     8.06
314 (a).........................................................     8.03; 11.02
    (b).........................................................     11.03
    (c)(1)......................................................     12.04
    (c)(2)......................................................     12.04
    (c)(3)......................................................     N/A
    (d).........................................................     11.02;11.03
    (e).........................................................     12.05
    (f).........................................................     N/A
315 (a).........................................................     8.01
    (b).........................................................     8.05; 12.02
    (c).........................................................     8.01
    (d).........................................................     8.01
    (e).........................................................     7.11
316 (a)(1)(A)...................................................     7.05
    (a)(1)(B)...................................................     7.04
    (a)(2)......................................................     N/A
    (b).........................................................     7.07
317 (a)(1)......................................................     7.08
    (a)(2)......................................................     7.09
    (b).........................................................     2.04
318 (a).........................................................     12.01
    (b).........................................................     N/A
    (c).........................................................     12.01

    NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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                            TABLE OF CONTENTS
                                                                            PAGE

PARTIES......................................................................  1

RECITALS OF SRI AND STAGE....................................................  1

                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

      Section 1.01.  Definitions.............................................  1
      Section 1.02.  Other Definitions....................................... 17
      Section 1.03.  Incorporation by Reference of Trust Indenture Act....... 17
      Section 1.04.  Rules of Construction................................... 18

                                   ARTICLE II

                                    THE NOTES

      Section 2.01.  Form and Dating; Designation as Designated Senior Debt.. 18
      Section 2.02.  Execution and Authentication............................ 19
      Section 2.03.  Registrar and Paying Agent.............................. 20
      Section 2.04.  Paying Agent to Hold Money In Trust..................... 20
      Section 2.05.  Lists of Holders of Notes............................... 21
      Section 2.06.  Transfer and Exchange................................... 21
      Section 2.07.  Replacement Notes....................................... 25
      Section 2.08.  Outstanding Notes....................................... 25
      Section 2.09.  Temporary Notes and Certificated Notes.................. 26
      Section 2.10.  Cancellation............................................ 27
      Section 2.11.  Defaulted Interest...................................... 27
      Section 2.12.  CUSIP Number............................................ 27

                                   ARTICLE III

                                   REDEMPTION

      Section 3.01.  Notices to Trustee...................................... 27
      Section 3.02.  Selection of Notes to be Redeemed....................... 28
      Section 3.03.  Notice of Redemption.................................... 28
      Section 3.04.  Effect of Notice of Redemption.......................... 29
      Section 3.05.  Deposit of Redemption Price............................. 29
      Section 3.06.  Notes Redeemed in Part.................................. 29

                                   ARTICLE IV
--------

    NOTE: This Table of Contents shall not, for any reason, be deemed to be part of the Indenture.

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                                                                            PAGE

                                CHANGE OF CONTROL

                                   ARTICLE V

                                    COVENANTS

      Section 5.01.  Payment of Principal, Premium and Interest.............. 31
      Section 5.02.  Maintenance of Office or Agency......................... 31
      Section 5.03.  SEC Reports............................................. 31
      Section 5.04.  Limitation On Debt...................................... 32
      Section 5.05.  Limitation On Restricted Payments....................... 33
      Section 5.06.  Limitation On Restrictions On Distributions from
                     Restricted Subsidiaries................................. 35
      Section 5.07.  Limitation On Sales of Assets and Subsidiary Stock...... 36
      Section 5.08.  Limitation On Transactions with Affiliates.............. 39
      Section 5.09.  Limitation On the Sale or Issuance of Capital Stock of
                     Restricted Subsidiaries................................. 39
      Section 5.10.  Limitation on Liens..................................... 40
      Section 5.11.  Limitation On Sale/Leaseback Transactions............... 40
      Section 5.12.  Accounts Receivable Subsidiaries........................ 40
      Section 5.13.  Future Guarantors....................................... 41
      Section 5.14.  Compliance Certificates................................. 41
      Section 5.15.  Further Instruments and Acts............................ 41

                                   ARTICLE VI

                                   SUCCESSORS

      Section 6.01.  When Stage and SRI May Merge or Transfer Assets......... 41
      Section 6.02.  Successor Company Substituted........................... 42
      Section 6.03.  When Subsidiary Guarantor May Merge or Transfer Assets.. 42

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

      Section 7.01.  Events of Default....................................... 43
      Section 7.02.  Acceleration............................................ 44
      Section 7.03.  Other Remedies.......................................... 44
      Section 7.04.  Waiver of Past Defaults................................. 45
      Section 7.05.  Control by Majority..................................... 45
      Section 7.06.  Limitation On Suits..................................... 45
      Section 7.07.  Unconditional Right of Holders of Notes to Receive
                     Payment................................................. 45
      Section 7.08.  Collection Suit by Trustee.............................. 46
      Section 7.09.  Trustee May File Proofs of Claim........................ 46

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                                                                            PAGE

      Section 7.10.  Priorities.............................................. 46
      Section 7.11.  Undertaking for Costs................................... 46
      Section 7.12.  Waiver of Stay, Extension and Usury Laws................ 47

                                  ARTICLE VIII

                                     TRUSTEE

      Section 8.01.  Duties of Trustee....................................... 47
      Section 8.02.  Rights of Trustee....................................... 48
      Section 8.03.  Individual Rights of Trustee............................ 49
      Section 8.04.  Trustee's Disclaimer.................................... 49
      Section 8.05.  Notice of Default....................................... 49
      Section 8.06.  Reports by Trustee to Holders of Notes.................. 49
      Section 8.07.  Compensation and Indemnity.............................. 49
      Section 8.08.  Replacement of Trustee.................................. 50
      Section 8.09.  Successor Trustee by Merger, Etc........................ 51
      Section 8.10.  Eligibility; Disqualification........................... 51
      Section 8.11.  Preferential Collection of Claims Against SRI........... 52

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

      Section 9.01.  Discharge of Liability on Notes; Defeasance............. 52
      Section 9.02.  Conditions to Defeasance................................ 53
      Section 9.03.  Application of Trust Money.............................. 54
      Section 9.04.  Repayment to SRI........................................ 54
      Section 9.05.  Indemnity for Government Obligations.................... 54
      Section 9.06.  Reinstatement........................................... 54

                                    ARTICLE X

                        AMENDMENT, SUPPLEMENT AND WAIVER

      Section 10.01.  Without Consent of Holders of Notes.................... 55
      Section 10.02.  With Consent of Holders of Notes....................... 56
      Section 10.03.  Compliance with Trust Indenture Act.................... 57
      Section 10.04.  Revocation and Effect of Consents and Waivers.......... 57
      Section 10.05.  Notation On or Exchange of Notes....................... 57
      Section 10.06.  Trustee to Sign Amendments, Etc........................ 57
      Section 10.07.  Payment for Consents................................... 58

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                                                                            PAGE

                                   ARTICLE XI

                                   GUARANTIES

      Section 11.01.  Guaranties............................................. 58
      Section 11.02.  Limitation on Liability; Contribution.................. 59
      Section 11.03.  Successors and Assigns................................. 60
      Section 11.04.  No Waiver.............................................. 60
      Section 11.05.  Modification........................................... 60
      Section 11.06.  Release of Subsidiary Guarantor........................ 60

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01.  Trust Indenture Act Controls........................... 61
      Section 12.02.  Notices................................................ 61
      Section 12.03.  Communication by Holders of Notes with Other Holders of Notes............................................... 62
      Section 12.04.  Certificate and Opinion as to Conditions Precedent..... 62
      Section 12.05.  Statements Required in Certificate or Opinion.......... 62
      Section 12.06.  Rules by Trustee and Agents............................ 63
      Section 12.07.  No Personal Liability of Directors, Officers,
                      Employees, Incorporators and Stockholders.............. 63
      Section 12.08.  Governing Law.......................................... 63
      Section 12.09.  No Adverse Interpretation of Other Agreements.......... 63
      Section 12.10.  Successors............................................. 63
      Section 12.11.  Severability........................................... 63
      Section 12.12.  Counterpart Originals.................................. 63
      Section 12.13.  Table of Contents, Headings, Etc....................... 64

EXHIBIT A--Form of Initial Note
EXHIBIT B--Form of Exchange Note

            INDENTURE, dated as of June 17, 1997, among Specialty Retailers, Inc. ("SRI"), a corporation duly organized and existing under the laws of the State of Texas, as Issuer, Stage Stores, Inc. ("STAGE"), a corporation duly organized and existing under the laws of the State of Delaware, as Guarantor, and State Street Bank and Trust Company, a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, as trustee (the "TRUSTEE").

                           RECITALS OF SRI AND STAGE

            SRI and Stage have duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of SRI's 8 1/2% Senior Notes Due 2005 issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of SRI and Stage, in accordance with its terms, have been done, and SRI and Stage have done all things necessary to make the Notes, when executed by SRI and Stage and authenticated and delivered by the Trustee hereunder and duly issued by SRI, the valid obligations of SRI and Stage as hereinafter provided.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.  DEFINITIONS.

            "ACCOUNTS RECEIVABLE FACILITY" means the program and the transactions in effect on the Issue Date pursuant to the following principal documents, each as in effect on the Issue Date, pursuant to which SRI Receivables Purchase Co., Inc. ("SRPC") has acquired and securitized Receivables originated by SRI: Receivables Purchase Agreement between SRI and SRPC; Pooling and Servicing Agreement among SRI, as servicer, SRPC, as transferor, and Bankers Trust (Delaware), as trustee; Series 1993-1 Supplement, Series 1933-2 Supplement and Series 1995-1 Supplement, each between SRPC, as transferor, and Bankers Trust (Delaware), as trustee; each related certificate purchase agreement and placement agent agreement; Indenture between SRPC, as issuer, and Bankers Trust (Delaware), as trustee and collateral agent; and Purchase Agreement between BT Securities Corp., SRPC and SRI, pertaining to 12.5% Trust Certificate-Backed Notes

            "ACCOUNTS RECEIVABLE SUBSIDIARY" means a wholly owned Subsidiary of Stage or a Subsidiary of such wholly owned Subsidiary, in each case which engages in no activities other than in connection with the financing of Receivables, including any Banking Subsidiary, and which is designated by the Board of Directors as an Accounts Receivable Subsidiary pursuant to a board resolution set forth in an Officers' Certificate and delivered to the Trustees, (a) no portion of the Debt or any other obligations (contingent or otherwise) of which (i) is Guaranteed by Stage or any other Subsidiary of Stage,
(ii) is recourse to or obligates Stage or any other Subsidiary of Stage in any way, other than pursuant to Customary Securitization Undertakings or (iii) subjects any property or asset of Stage or any other Subsidiary of Stage, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Customary Securitization Undertakings, (b) with which none of Stage or any other Subsidiary of Stage has any contract, agreement, arrangement or understanding other than on terms no less favorable to Stage or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Stage, other than sales of Receivables in accordance with clause (v) of the definition of "Asset Disposition" and fees payable in the ordinary course of business in connection with servicing Receivables and (c) with which neither Stage nor any other Subsidiary of Stage or has any obligation
(i) to subscribe for additional shares of Capital Stock therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

            "ACQUISITION" means the acquisition by Stage of C.R. Anthony Company pursuant to and in accordance with the terms of the Merger Agreement.

            "AFFILIATE" means with respect to any specified Person any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 5.07 and Section 5.08 only, the term "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Stage or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner in accordance with the first sentence of this definition.

            "AGENT" means any Registrar, Paying Agent or co-registrar.

            "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Stage or any of its Restricted Subsidiaries, including, without limitation, any disposition by means of a merger, consolidation or similar transaction, other than (i) a disposition by a Restricted Subsidiary to Stage or by Stage or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets (other than shares of Capital Stock of a Restricted Subsidiary and which do not constitute all or substantially all of the assets of any division or line of business of Stage or any Restricted Subsidiary) at fair market value in the ordinary course of business, (iii) for purposes of Section 5.07 only, a disposition that constitutes a Restricted Payment or a Permitted Investment permitted pursuant to
Section 5.05, (iv) a transaction or series of related transactions for which Stage or its Restricted Subsidiaries receive aggregate consideration of less than $250,000, (v) contributions, dispositions or other transfers of Receivables to an Accounts Receivable Subsidiary that is wholly owned, directly or indirectly, by Stage in exchange for Capital Stock or an increase in paid-in capital in such Accounts Receivable Subsidiary or sales of Receivables to an Accounts Receivable

Subsidiary for cash and promissory notes, in each case for consideration having a value at least equal to 95% of the book value thereof as determined in accordance with GAAP, and (vi) the disposition of all or substantially all of the assets of Stage permitted under Article VI.

            "ATTRIBUTABLE DEBT" means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "AVERAGE LIFE" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

            "BANK DEBT" means all obligations pursuant to the New Credit Agreement including reimbursement obligations in respect of letters of credit and interest accruing at the contract rate specified therein on or after the filing of any petition in bankruptcy or for reorganization relating to Stage or SRI whether or not post-filing interest is an allowed claim in such proceeding.

            "BANKING SUBSIDIARY" means a wholly owned Subsidiary of Stage or a Subsidiary of a wholly owned Subsidiary of Stage, in each case chartered under the banking laws of the United States or any state thereof, which engages in activities permitted by applicable banking laws and the primary purpose of which is to finance the Receivables arising out of sales of goods and services by Stage and its Subsidiaries.

            "BANKRUPTCY LAW" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

            "BEALLS HOLDING JUNIOR SUBORDINATED DEBENTURES" means the 7% Junior Subordinated Debentures Due 2003 of Bealls Holding, Inc.

            "BEALLS HOLDING SUBORDINATED NOTES" means the Subordinated Notes Due 2002 of Bealls Holding, Inc.

            "BOARD OF DIRECTORS" means the Board of Directors of Stage or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "BUSINESS DAY" means each day which is not a Legal Holiday.

            "CAPITAL LEASE OBLIGATIONS" of any Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in such Person (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

            "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

            "CONSOLIDATED EBITDA COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if Stage or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Incurrence of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period Stage or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of Stage or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Stage and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent Stage and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (3) if since the beginning of such period Stage or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Stage or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Stage or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Stage. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of Stage and its consolidated Restricted Subsidiaries (excluding amortization of deferred financing costs), plus, to the extent not included in such interest expense, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Redeemable Stock of Stage and Preferred Stock dividends payable in cash in respect of all Preferred Stock held by Persons other than Stage or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations;
(ix) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by Stage or any of its Restricted Subsidiaries and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Stage) in connection with Debt Incurred by such plan or trust.

            "CONSOLIDATED NET INCOME" means, for any period, the net income of Stage and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, Stage's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Stage or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) any net income of any Person acquired by Stage or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Stage, except that (A) subject to the exclusion contained in clause (iv) below, Stage's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Stage or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and
(B) Stage's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of Stage or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 5.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Stage or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to
Section 5.05(a)(3)(D).

            "CONSOLIDATED NET WORTH" of any Person means the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock, and (C) any amounts attributable to Exchangeable Stock.

            "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to Stage.

            "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "CUSTOMARY SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by Stage or any of its Restricted Subsidiaries in connection with a Receivables transaction with an Accounts Receivable Subsidiary and which are reasonably customary in asset securitization transactions involving accounts, general intangibles or other rights to payment. All terms and provisions of the Accounts Receivable Facility shall constitute Customary Securitization Undertakings.

            "DEBT" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all Redeemable Stock of such Person and, with respect to any Subsidiary of such Person, all Preferred Stock (the amount of Debt represented thereby shall equal the greater of its liquidation preference and the redemption, repayment or other repurchase obligations with respect thereto, but excluding any accrued dividends); (vi) all Hedging Obligations of such Person; (vii) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Debt of any Person at any date shall be the outstanding balance of such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Debt Incurred with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP.

            "DEEMED ASSET VALUE" means 75% of the fair market value, as determined in good faith by the Board of Directors of Stage, of assets (other than cash) received by Stage from the issuance or sale of its Capital Stock.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of Stage,
(b) depreciation expense, (c) amortization expense and (d) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash items to the extent it represents an accrual of, or reserve for, cash disbursements for any subsequent period) less all non-cash items increasing such Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Stage shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be divided to Stage by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE NOTES" means the 8 1/2% Senior Notes Due 2005 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

            "EXCHANGEABLE STOCK" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of Stage which is neither Exchangeable Stock nor Redeemable Stock).

            "EXPANSION REVOLVING CREDIT FACILITY PROVISIONS" means the provisions of the New Credit Agreement pursuant to which lenders thereunder have committed to make available to SRI a reducing revolving credit facility.

            "FB HOLDINGS SUBORDINATED NOTES" means the 7% Subordinated Notes Due 2000 of FB Holdings, Inc.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and
pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or guarantees of obligations of a Subsidiary in the ordinary course of business if such obligations do not constitute Debt of such Subsidiary or Customary Securitization Undertakings. The term "Guarantee" used as a verb shall have a corresponding meaning.

            "GUARANTOR" means Stage and each other Person that, pursuant to the terms of this Indenture, Guarantees the Indenture Obligations.

            "GUARANTY" means the guarantee by Stage or a Subsidiary Guarantor of the Indenture Obligations pursuant to the terms of this Indenture.

            "GUARANTY AGREEMENT" means a supplemental indenture, in form satisfactory to the Trustee, pursuant to which a Guarantor becomes subject to the applicable terms and conditions of this Indenture.

            "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "HOLDER" means the Person in whose name a Note is registered on the Registrar's books.

            "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

            "INDENTURE" means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "INITIAL NOTES" means the 8 1/2% Senior Notes Due 2005 issued under this Indenture on or about the date hereof.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Stage or any Restricted Subsidiary against fluctuations in interest rates.

            "INVESTMENT" in any Person means any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any other credit extension to (including by way of Guarantee of any Debt of), such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 5.05 of this Indenture, (i) "Investment" shall include the portion (proportionate to Stage's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Stage at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; PROVIDED, FURTHER, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Stage shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Stage's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Stage's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "ISSUE DATE" means the date on which the Notes are originally issued.

            "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "MASTER TRUST" means a trust organized for the purpose securitizing Receivables held by an Accounts Receivable Subsidiary that does not engage in any business other than (a) the purchase of Receivables or participation interests therein, (b) the issuance and distribution of indebtedness and other interests in such trust to (i) the Accounts Receivable Subsidiary or (ii) to other parties for cash or cash equivalents on an arms-length basis, (c) the servicing of Receivables and any indebtedness or interests in such trust and (d) activities ancillary to the actions described in clauses (a), (b) and (c).

            "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of March 5, 1997, by and between Stage and C.R. Anthony Company.

            "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition; (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition; (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (iv) the deduction of appropriate amounts provided by the sellers as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Stage or any Restricted Subsidiary after such Asset Disposition.

            "NET CASH PROCEEDS" means with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "NEW CREDIT AGREEMENT" means the agreement to be dated June 17, 1997 among SRI, Credit Suisse First Boston, as administrative agent, and the other lenders party thereto, and their respective successors and assigns, together with all other instruments, documents and agreements related thereto, as the same may be amended, supplemented, waived and otherwise modified from time to time in accordance with the terms thereof, and any agreement (and all other related instruments, documents and agreements) governing Debt Incurred to refund, replace or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such New Credit Agreement or a successor New Credit Agreement, whether by the same or any other lender or group of lenders.

            "NON-CONVERTIBLE CAPITAL STOCK" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; PROVIDED, HOWEVER, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

            "NOTES" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

            "OFFICER" means with respect to any Person the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice-President of such Person.

            "OFFICERS' CERTIFICATE" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person.

            "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be an employee of or counsel to Stage or the Trustee.

            "PERMITTED INVESTMENT" means an Investment by Stage or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is reasonably related to the business of Stage; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Stage or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is reasonably related to the business of Stage; (iii) Temporary Cash Investments;
(iv) receivables owing to Stage or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Stage or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of Stage or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Stage or any Restricted Subsidiary or in satisfaction of judgments; (viii) other Investments in an aggregate amount not to exceed $5 million; (ix) Investments in an Accounts Receivable Subsidiary received in consideration of contributions or sales of Receivables permitted pursuant to clause (v) of the definition of "Asset Disposition;" (x) Investments in a Banking Subsidiary in an aggregate amount not to exceed $10 million; (xi) Investments in an Accounts Receivable Subsidiary in an aggregate amount not to exceed the amount of dividends and other distributions made to Stage or any of its Restricted Subsidiaries from such Accounts Receivable Subsidiary; PROVIDED, HOWEVER, that the amount of such Investments actually made shall reduce the amount included in the calculation made pursuant to Section 5.05(a)(3)(D) to the extent that the amount of dividends and other distributions by the Accounts Receivable Subsidiary to which such Investments relate shall have otherwise increased the amount included in the calculation made pursuant to Section 5.05(a)(3)(D); and (xii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under Section 5.07.

      "PERMITTED LIENS" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Debt; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Debt secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; PROVIDED, FURTHER, HOWEVER, that all such Debt does not exceed 10% of Total Assets at the time of Incurrence; (g) Liens to secure Debt permitted under the provisions described in clause (b)(2) and (b)(3) of Section 5.04; (h) Liens existing on the Issue Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED, FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Debt or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Debt that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens on Receivables in connection with the contribution or sale of such Receivables to an Accounts Receivable Subsidiary; and (n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Debt secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Debt described under clauses (f), (h), (i) or
(j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f),
(i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under Section 5.07. References to "Debt" in the foregoing definition of Permitted Liens include Debt and the related interest or other obligations.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PREFERRED STOCK" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "PRIVATE EXCHANGE" means the offer by SRI, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Notes held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

            "PRIVATE EXCHANGE NOTES" means the 8 1/2% Senior Notes Due 2005 to be issued pursuant to this Indenture in connection with a Private Exchange effected pursuant to the Registration Rights Agreement.

            "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of common stock of Stage pursuant to an effective registration statement under the Securities Act.

            "RECEIVABLES" means accounts, general intangibles or other rights to payment from obligors arising from extension of credit to obligors, together with any financing charges or other fees or charges related thereto, and any related assets which are transferred under the Accounts Receivable Facility or which are customarily transferred in connection with asset securitization transactions involving accounts, general intangibles or other rights to payment.

            "REDEEMABLE STOCK" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes.

            "REFINANCE" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease, exchange or retire, or to issue other Debt in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "REFINANCING DEBT" means Debt that Refinances any Debt of Stage or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indentures including Debt that Refinances Refinancing Debt; PROVIDED, HOWEVER, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced; (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced; (iii) such Refinancing Debt has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accredited value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced; and (iv) with respect to any Refinancing Debt of Debt other than Senior Debt, such Refinancing Debt shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Debt being so extended, renewed, refunded or refinanced; PROVIDED, FURTHER, HOWEVER, that Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of Stage, or (y) Debt of Stage or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

            "REGISTERED EXCHANGE OFFER" means an offer by SRI, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated June 11, 1997 among SRI, Stage and the Initial Purchasers.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of Stage that is not an Unrestricted Subsidiary, and in all cases shall include SRI.

            "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby Stage or a Restricted Subsidiary transfers such property to a Person and Stage or a Restricted Subsidiary leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "SECURED DEBT" means any Debt of Stage or any Guarantor secured by a Lien.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SENIOR DEBT" of any Person means (I) (i) Debt of such Person, whether outstanding on the Issue Date or thereafter Incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the applicable Notes; PROVIDED, HOWEVER, that Senior Debt shall not include (1) any obligation of such Person to any subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Debt of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Debt or other obligation of such Person, (5) that portion of any Debt which at the time of Incurrence is Incurred in violation of an Indenture, (6) Debt owed to, due, or guaranteed on behalf of, any director, officer or employee of such Person or any subsidiary of such Person (including, without limitation, amounts owed for compensation), and (7) Debt which when Incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to such Person and (II) the Bank Debt.

            "SENIOR SUBORDINATED NOTES" means the $100 million aggregate principal amount of 9% Senior Subordinated Notes Due 2007 of SRI issued pursuant to the Indenture, dated as of the date hereof, among SRI, Stage and State Street Bank and Trust Company as trustee.

            "SHELF REGISTRATION STATEMENT" means the registration statement issued by SRI in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" of any Person means any Restricted Subsidiary that would be a "significant subsidiary" of such Person as defined in Rule 1-02 of Regulation S-X, promulgated by the SEC.

            "STATED MATURITY" means with respect to any security the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "SUBORDINATED OBLIGATION" of any Person means any Debt of such Person (whether outstanding on Issue Date or hereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement, including, without limitation, the Senior Subordinated Notes, the Bealls Holding Subordinated Notes, the FB Holdings Subordinated Notes and the Bealls Holding Junior Subordinated Debentures.

            "SUBSIDIARY" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Stage; (ii) Stage and one or more Subsidiaries; or (iii) one or more Subsidiaries.

            "SUBSIDIARY GUARANTOR" means each Subsidiary that becomes a Guarantor pursuant to the terms of this Indenture.

            "TANGIBLE PROPERTY" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of Stage prepared in accordance with generally accepted accounting principles, excluding (i) all rights, contracts and other intangible assets of any nature whatsoever; and (ii) all inventories and other current assets.

            "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof or in a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in such direct or guaranteed obligations, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Stage) organized and in existence under the laws of the United States of America or any foreign country recognized by the United

States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investor Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "TOTAL ASSETS" means the total consolidated assets of Stage and its Subsidiaries, as shown on the most recent balance sheet of Stage.

            "TRANSFER RESTRICTED NOTES" means Notes that bear or are required to bear the legend set forth in Section 2.06(d).

            "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter such term shall mean such successor serving hereunder.

            "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of Stage that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) any Accounts Receivable Subsidiary. The Board of Directors may designate any Subsidiary of Stage (including any newly acquired or newly formed Subsidiary), to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries own any Capital Stock or Debt of, or holds any Lien on any property of, Stage or any other Subsidiary of Stage that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets of greater than $1,000, such designation would be permitted pursuant to Section 5.05; and PROVIDED, FURTHER, HOWEVER, that (1) no Subsidiary of Stage that is a Restricted Subsidiary on the Issue Date may be designated an Unrestricted Subsidiary and (2) no Subsidiary holding, directly or indirectly, any assets held by Stage or a Restricted Subsidiary on the Issue Date may be designated an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) Stage could Incur $1.00 of additional Debt pursuant to Section 5.04(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by Stage to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

            "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to any contingency) to vote in the election of directors.

            "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Stage or another Wholly Owned Subsidiary.

            "WORKING CAPITAL FACILITY PROVISIONS" means the provisions of the New Credit Agreement pursuant to which lenders thereunder have committed to make available to SRI and certain other Subsidiaries a revolving credit and letter of credit facility.

Section 1.02.  OTHER DEFINITIONS.

                                                       DEFINED IN
            TERM                                       ARTICLE/SECTION

            "AFFILIATE TRANSACTION".................... Section 5.08
            "AGENT MEMBER"............................. Section 2.01
            "CHANGE OF CONTROL"........................ Article IV
            "COVENANT DEFEASANCE"...................... Section 9.01
            "DEFAULT AMOUNT"........................... Section 7.02
            "EVENT OF DEFAULT"......................... Section 7.01
            "GLOBAL NOTE".............................. Section 2.01
            "INDENTURE OBLIGATIONS".................... Section 11.01
            "INITIAL PURCHASERS"....................... Section 2.01
            "LEGAL DEFEASANCE"......................... Section 9.01
            "NOTE REGISTER"............................ Section 2.03
            "OFFER".................................... Section 5.07
            "OFFER AMOUNT"............................. Section 5.07
            "OFFER PERIOD"............................. Section 5.07
            "PAYING AGENT"............................. Section 2.03
            "PARENT CORPORATION"....................... Article IV
            "PAYMENT DEFAULT".......................... Section 7.01
            "PURCHASE AGREEMENT"....................... Section 2.01
            "PURCHASE DATE"............................ Section 5.07
            "QIB"...................................... Section 2.01
            "REGISTRAR"................................ Section 2.03
            "REGULATION S"............................. Section 2.01
            "RESTRICTED PAYMENT"....................... Section 5.05
            "RULE 144A"................................ Section 2.01
            "SPECIFIED CORPORATION".................... Article IV
            "SUCCESSOR COMPANY"........................ Section 6.01

Section 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

              (i)  "INDENTURE SECURITIES" means the Notes;

             (ii)  "INDENTURE SECURITY HOLDER" means a Noteholder;

            (iii)  "INDENTURE TO BE QUALIFIED" means this Indenture;

             (iv) "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

            (v) "OBLIGOR" upon the Notes means SRI and any successor obligor upon the Notes.

            All other terms used in this Indenture that are (i) defined by the TIA; (ii) defined by TIA reference to another statute; or (iii) defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

              (i)  a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii)  the word "or" shall not be deemed to be exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular; and

              (v)  provisions apply to successive events and transactions.

                                  ARTICLE II

                                   THE NOTES

Section 2.01.  FORM AND DATING; DESIGNATION AS DESIGNATED SENIOR DEBT.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto, the terms of which are incorporated in and made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have such notations, legends or endorsements approved as to form by SRI and required, as applicable, by law, stock exchange rule, agreements to which SRI is subject and/or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof. The terms of the Notes set forth in EXHIBIT A and EXHIBIT B are part of the terms of this Indenture. The Notes are hereby designated as "Designated Senior Debt" for purposes of the Indenture governing the Senior Subordinated Notes.

            The Notes are being offered and sold by SRI pursuant to a Purchase Agreement (the "PURCHASE AGREEMENT"), dated June 11, 1997, among SRI, Stage and Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as Initial Purchasers (the "INITIAL PURCHASERS").

            (a) GLOBAL NOTES. The Notes offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act

("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one permanent global Note in definitive, fully registered form without interest coupons with the global Note legend and restricted Note legend set forth in Exhibit A hereto (the "Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by SRI and Stage and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

            (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to the Global Note deposited with or on behalf of the Depository.

            SRI and Stage shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one Global Note that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

            Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by Stage, the Trustee and any agent of SRI or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent SRI, the Trustee or any agent of SRI or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in the Global Note.

            (c) CERTIFICATED NOTES. Except as provided in Section 2.06 or 2.09, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of certificated Notes. Certificated Notes will bear the restricted securities legend set forth on EXHIBIT A unless removed in accordance with Section 2.06(d).

Section 2.02.  EXECUTION AND AUTHENTICATION.

            Two Officers of SRI shall sign the Notes for SRI by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated such Note shall be valid nevertheless.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that a Note has been authenticated in accordance with the terms of this Indenture.

            The Trustee, upon a written order of SRI set forth in an Officers' Certificate, shall authenticate and deliver (1) Notes for original issue in an aggregate principal amount of $200,000,000, and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered

Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Notes. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000 except as provided in Section 2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to SRI to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee. An authenticating agent has the same rights as an Agent to deal with SRI or an Affiliate of SRI.

Section 2.03.  REGISTRAR AND PAYING AGENT.

            SRI shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR"); and (ii) an office or agency where the Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Holders of Notes and of the transfer and exchange of such Notes (the "NOTE REGISTER"). SRI may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. SRI may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. SRI shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. SRI or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. SRI shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If SRI fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 8.07.

            SRI initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes in accordance with Section 5.02.

Section 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

            On or prior to each due date of the principal of, premium, if any, and interest on any Note, SRI shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. SRI shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by SRI in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. SRI at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than SRI) shall have no further liability for the money delivered to the Trustee. If SRI acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

Section 2.05.  LISTS OF HOLDERS OF NOTES.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, SRI shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each such Holder of Notes.

Section 2.06.  TRANSFER AND EXCHANGE.

            (a) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. Certificated Notes shall be issued in registered form and shall be transferable only upon the surrender of certificated Notes for registration of transfer. When certificated Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of certificated Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any certificated Notes presented or surrendered for registration of transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing; and

            (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.06(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such certificated Notes are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

                  (B) if such certificated Notes are being transferred to SRI a certification to that effect (in the form set forth on the reverse of the Note); or

                  (C) if such certificated Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act: (i) a certificate to that effect (in the form set forth on the reverse of the Note), and (ii) if SRI or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(i).

            (b) RESTRICTIONS ON TRANSFER OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN THE GLOBAL NOTE. A certificated Note may not be exchanged for a beneficial interest in the Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i) certification, in the form set forth on the reverse of the Note, that such certificated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in accordance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such certificated Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, SRI shall issue and the Trustee shall authenticate, upon written order of SRI in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

            (c)   TRANSFER AND EXCHANGE OF GLOBAL NOTES.

              (i) The transfer and exchange of the Global Note or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, if applicable.

             (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.09), the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that the Global Note is exchanged for Notes in definitive form pursuant to Section 2.09, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by SRI.

            (d)   LEGEND.

              (i) Except as permitted by the following paragraphs (ii) and (iii) each Note certificate evidencing the Global Note and any certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

            "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED
      STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),

      AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF SRI THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

             (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by the Global Note) pursuant to Rule 144 under the Securities Act in the case of any Transfer Restricted Note that is represented by the Global Note, the Registrar shall permit the Holder thereof to request the issuance of a certificated Note that does not bear the legend set forth above and rescind any restrictions on the transfer of such Transfer Restricted Note, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Registrar (such certification to be in the form set forth on the reverse of the Note).

            (iii) After a transfer of any Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Note or such Private Exchange Note will cease to apply, the requirements requiring any such Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Note or Private Exchange Note without legends will be available to the transferee of the Holder of such Notes or Private Exchange Notes or upon receipt of directions to transfer such Holder's interest in the Global Note, as applicable.

             (iv) Upon the consummation of a Registered Exchange Offer with respect to the Notes pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, all requirements pertaining to such Notes that Notes issued to certain Holders be issued in global form will cease to apply and certificated Notes with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Notes that do not exchange their Notes and Exchange Notes in certificated form will be available to Holders that exchange such Notes in such Registered Exchange Offer.

              (v) Upon the consummation of a Private Exchange with respect to the Notes pursuant to which Holders of such Notes are offered Private Exchange Notes in exchange for their Notes, all requirements pertaining to such Notes that Notes issued to certain holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Notes in such Private Exchange.

            (e) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in the Global Note have either been exchanged for certificated Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made by the Trustee or the Notes Custodian to reflect such reduction on the books and records of the Notes Custodian for such Global Note with respect to such Global Note.


            (f)   OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

                  (i) To permit registration of transfers and exchanges, SRI and
            Stage shall execute and the Trustee shall authenticate certificated Notes and the Global Note at the Registrar's or co-registrar's request.

                  (ii) SRI may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

                (iii) SRI shall not be required to make and the Registrar or co-registrar need not register transfers or exchanges of certificated Notes selected for redemption (except, in the case of any certificated Note to be redeemed in part, the portion thereof not to be redeemed), or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of
            transfer of any Note, SRI, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of SRI, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (g)   NO OBLIGATION OF THE TRUSTEE.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of the Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global
            Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in the Global Note) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.  REPLACEMENT NOTES.

            If any mutilated Note is surrendered to the Trustee, or SRI and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, SRI shall issue, Stage shall execute and the Trustee shall authenticate a replacement Note if SRI's and the Trustee's reasonable requirements for the replacements of Notes are met. If required by the Trustee or SRI, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee, SRI and Stage to protect SRI, Stage, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.

            Every replacement Note shall be an obligation of SRI.

Section 2.08.  OUTSTANDING NOTES.

            The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because Stage, a Subsidiary of Stage or an Affiliate of Stage holds such Note.

            If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that such replaced Note is held by a bona fide

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
purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

Section 2.09.  TEMPORARY NOTES AND CERTIFICATED NOTES.

            (a) Until definitive Notes are ready for delivery, SRI may prepare, SRI shall execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have such variations as SRI and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, SRI shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

            (b) The Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with
Section 2.06 and (i) the Depository notifies SRI that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by SRI within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) SRI, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

            (c) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to State Street Bank and Trust Company, N.A., an Affiliate of the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Notes of authorized denominations. Any portion of the Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.06(d), bear the restricted securities legend set forth in Exhibit A hereto.

            (d) Subject to the provisions of Section 2.09(c), the registered Holder of the Global Note may grant proxies and otherwise authorize any person, including agent members, participants and persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (e) In the event of the occurrence of any of the events specified in
Section 2.09(b), SRI will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.10.  CANCELLATION.

            SRI at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and shall destroy such cancelled Notes (subject to the record retention requirement of the Exchange
Act), and, upon the request of SRI, deliver a certificate of such destruction to SRI, unless SRI directs cancelled Notes to be returned to them. SRI may not issue new Notes to replace Notes it has redeemed paid or delivered to the Trustee for cancellation.

Section 2.11.  DEFAULTED INTEREST.

            If SRI defaults in a payment of interest on the Notes, SRI shall pay such defaulted interest in any lawful manner. SRI may pay such defaulted interest to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. SRI shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days prior to the special record date, SRI shall mail or cause to be mailed to each Holder of a Note a notice that states such special record date, such related payment date and the amount of any such defaulted interest to be paid to Holders of the Notes.

Section 2.12.  CUSIP NUMBER.

            SRI in issuing the Notes may use a "CUSIP" number, and, if SRI shall do so, the Trustee shall use such CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in such notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. SRI will notify the Trustee of any change in a CUSIP number.

                                  ARTICLE III

                                  REDEMPTION

Section 3.01.  NOTICES TO TRUSTEE.

            If SRI elects to redeem Notes pursuant to paragraph 5 of the Notes, SRI shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

            SRI shall give each notice to the Trustee provided for in this
Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from SRI to the effect that such redemption will comply with the conditions herein. If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by SRI and given to the Trustee, which record date shall not be less than 15 days after the date of notice to the Trustee, unless the Trustee consents to a shorter period.

Section 3.02.  SELECTION OF NOTES TO BE REDEEMED.

            If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal, securities exchange and Depository Trust Company requirements, if any, and that the Trustee in its sole discretion considers to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify SRI promptly of the Notes or portions of Notes to be redeemed.

Section 3.03.  NOTICE OF REDEMPTION.

            SRI shall at least 30 days but not more than 60 days before a redemption date mail or cause to be mailed, by first class-mail, a notice of redemption to each Holder of Notes which are to be redeemed.

            The notice shall identify the Notes to be redeemed and shall state:

            (i)   the redemption date;

            (ii)  the redemption price,

            (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

            (iv)  the name and address of the Paying Agent;

            (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (vi) that, unless SRI defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (vii) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (viii)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

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
            At SRI's request, at least five Business Days prior to the date upon which such notice is to be mailed unless the Trustee consents to a shorter period, the Trustee shall give the notice of redemption in SRI's name and at SRI's expense. In such event, SRI shall provide the Trustee with the information required by this Section 3.03.

Section 3.04.  EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in such notice of redemption. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in such notice of redemption, plus accrued interest to the redemption date. Failure to give notice to a Holder of a Note or any defect in any notice shall not affect the validity of any notice to any other Holder of a Note.

Section 3.05.  DEPOSIT OF REDEMPTION PRICE.

            On or prior to any redemption date, SRI shall deposit with the Paying Agent (or, if SRI or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to SRI any money deposited with the Trustee or the Paying Agent by SRI in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by SRI to the Trustee for cancellation.

Section 3.06.  NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, SRI shall issue and the Trustee shall authenticate for the Holder of the Notes (at the expense of SRI) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE IV

                               CHANGE OF CONTROL

            (a) Upon the occurrence of a Change of Control (as defined below), each Holder of a Note shall have the right to require SRI to repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            (b) The occurrence of any of the following events shall constitute a "CHANGE OF CONTROL" under this Indenture:

            (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Stage;

            (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Stage (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Stage was approved by a majority of the directors of Stage then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Stage then in office;

            (iii) the merger or consolidation of Stage or SRI with or into another Person or the merger of another Person with or into Stage or SRI, as the case may be, or the sale or transfer in one or a series of transactions of all or substantially all the assets of Stage or SRI, as the case may be, to another Person, and, in the case only of any such merger or consolidation, the securities of Stage or SRI, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Stage or SRI, as the case may be, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; PROVIDED, HOWEVER, that the merger or consolidation of Stage with or into SRI or the merger or consolidation of SRI with or into Stage shall not be deemed a Change of Control; or

            (iv) Stage shall hold, directly or indirectly, less than 100% of the Capital Stock of SRI or less than 100% of the Voting Stock of SRI; and PROVIDED, FURTHER, that a Change of Control shall occur if at any time that Stage does not directly hold such Capital Stock or Voting Stock of SRI, the entity holding such Capital Stock or Voting Stock of SRI shall not be a Restricted Subsidiary and a Subsidiary Guarantor.

            (c) Within 30 days following any Change of Control, SRI shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require SRI to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (ii) the material circumstances and facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control); (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed in the event of a Change of Control); and
(iv) the instructions determined by SRI, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

            (d) SRI shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Article IV. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article IV, SRI shall comply

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
with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article IV by virtue thereof.

                                   ARTICLE V

                                   COVENANTS

Section 5.01.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

            SRI shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of this Indenture and the Notes.

Section 5.02.  MAINTENANCE OF OFFICE OR AGENCY.

            SRI shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where notices and demands to or upon SRI or any Guarantor in respect of the Notes and this Indenture may be served. SRI shall give prompt written notice to the Trustee of the location, and any change in such location, of such office or agency. If at any time SRI shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            SRI also from time to time may designate one or more additional offices or agencies for any or all such purposes and from time to time may rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve SRI of its obligation to maintain an office or agency pursuant to Section 2.03 or this Section 5.02. SRI shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.03.  SEC REPORTS.

            So long as any of the Notes remain outstanding, Stage shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Stage is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, including without limitation, Forms 8-K, 10-Q and 10-K, to be so filed with the SEC and to be filed with the Trustee and mailed to the Holders at their addresses appearing in the Note Register maintained by the Registrar, in each case, at the times specified for such filing with the SEC. If Stage is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, Stage shall nevertheless continue to file with the SEC, in conformity with Section 13 or
Section 15(d) of the Exchange Act, and provide the Trustee and Holders of Notes with such annual and quarterly reports (without exhibits in the case of documents provided to the Trustee and Holders of Notes) and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in
Section 13 or Section 15(d) of the Exchange Act, including without limitation, Forms 8-K, 10-Q and 10-K. SRI and Stage shall also comply with the provisions of TIA ss. 314(a).

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
Section 5.04.  LIMITATION ON DEBT.

            (a) Stage shall not Incur, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio at the date of such Incurrence exceeds 2.25 to 1.0.

            (b) Notwithstanding the foregoing paragraph (a), Stage and its Restricted Subsidiaries may Incur the following Debt: (1) the Notes and the Senior Subordinated Notes; (2) Debt Incurred by Stage and its Restricted Subsidiaries pursuant to the Working Capital Facility Provisions of the New Credit Agreement or any other working capital facility which, when taken together with the outstanding principal amount of all unreimbursed letters of credit and the outstanding principal amount of all other Debt Incurred pursuant to this clause (2), does not exceed at any time in an aggregate principal amount the greater of (A) $125 million and (B) the sum of (i) 50% of the book value of the inventory of Stage and its Restricted Subsidiaries and (ii) 85% of the book value of Receivables (or interests in a Master Trust comprised of Receivables including, without limitation, "Transferor Certificates" under the Accounts Receivable Facility) of Stage, its Restricted Subsidiaries and any Accounts Receivable Subsidiary, but only to the extent that such Receivables (or Master Trust interests) are owned by Stage, any of its Restricted Subsidiaries or any Accounts Receivable Subsidiary and may be transferred by Stage, any Restricted Subsidiary or any Accounts Receivable Subsidiary to a third party for fair value without the consent of existing investors in such Receivables or Master Trust;
(3) Debt Incurred by Stage and its Restricted Subsidiaries pursuant to the Expansion Revolving Credit Facility Provisions of the New Credit Agreement or Debt Incurred under any other credit or loan agreement or any indenture in each case which Refinances Debt Incurred under such Expansion Revolving Credit Facility provisions or any Debt that previously Refinanced such Debt in accordance with this clause (3) during the term thereof or concurrent with the termination thereof, which, when taken together with the principal amount of all other Debt Incurred pursuant to this clause (3), does not exceed $100 million outstanding at any one time; (4) Debt of Stage owed to and held by a Wholly Owned Subsidiary and Debt of a Wholly Owned Subsidiary owed to and held by Stage or another Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof; (5) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Stage (other than Debt Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Stage); (6) Debt of Stage and its Restricted Subsidiaries outstanding on the Issue Date (other than Debt described in clause (1), (2), (3), (4) or (5)); (7) Refinancing Debt in respect of Debt Incurred pursuant to paragraph (a) or pursuant to clause (1) or (6) or this clause (7); (8) Hedging Obligations to the extent directly related to Debt permitted to be Incurred by Stage pursuant to the Indentures; and (9) Debt in an aggregate principal amount which, together with all other Debt of Stage and its Restricted Subsidiaries then outstanding (other than Debt permitted by clauses
(1) through (8) of this paragraph (b) or paragraph (a) above) does not exceed $25 million.

            (c) Notwithstanding the foregoing paragraphs (a) and (b) above, Stage shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the applicable Notes at least to the same extent as the Subordinated Obligations.

            (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in paragraph (b), Stage, in its sole discretion, will classify such item of Debt and only be required to include the amount and type of such Debt in one of the clauses of paragraph (b), (ii) an item of Debt may be divided and classified in more than one of the types of debt in paragraph (b) and (iii) Guarantees of Debt otherwise included in the determination of particular amounts of Debt of Stage or any Restricted Subsidiary shall not also be included.

Section 5.05.  LIMITATION ON RESTRICTED PAYMENTS.

            (a) Stage shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

            (i) declare or pay any dividend (either in cash or property) or make any distribution on or in respect of, or redeem, repurchase, retire or otherwise acquire, its Capital Stock or the Capital Stock of any Restricted Subsidiary (including any payment in connection with any merger or consolidation involving Stage) or similar payment to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to Stage or a Restricted Subsidiary), and other than pro rata dividends or other distributions made by a Restricted Subsidiary of Stage that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation),

            (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Stage or a Restricted Subsidiary (other than such Capital Stock owned by Stage or any Wholly Owned Subsidiary),

            (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

            (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance or other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time Stage or such Restricted Subsidiary makes such Restricted Payment or after giving effect thereto: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) Stage, after giving pro forma effect to such Restricted Payment, would not be permitted to Incur at least an additional $1.00 of Debt pursuant to Section 5.04(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income (excluding any extraordinary or nonrecurring charges in connection with the Refinancing and the Acquisition) accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes were originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Stage shall be provided to Holders pursuant to the Indentures) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds and aggregate Deemed Asset Value received by Stage from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust); (C) the amount by which Debt of Stage is reduced on Stage's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date, of any Debt of Stage convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of Stage (less the amount of any cash, or the fair value of any other property, distributed by Stage upon such conversion or exchange); (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Stage or any Restricted Subsidiary from Unrestricted Subsidiaries (except as provided in clause (xi) of the definition of "Permitted Investment"), and (ii) the portion (proportionate to the equity interest of Stage in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of an Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Stage or any Restricted Subsidiary in such Unrestricted Subsidiary; and (E) $5 million.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit:

            (i) any purchase or redemption of Capital Stock or Subordinated Obligations of Stage made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Stage (other than Redeemable Stock or Exchangeable Stock of Stage and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a) above;

            (ii) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Stage made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of Stage which is permitted to be Incurred pursuant to Section 5.04; PROVIDED, HOWEVER, that such purchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase or redemption of Subordinated Obligations of Stage from Net Available Cash to the extent permitted under Section 5.07; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that at the time of declaration of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); and PROVIDED, FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (v) the repurchase of shares of, or options to purchase shares of, common stock of Stage or any of its Subsidiaries from employees, former employees, directors or former directors of Stage or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $5 million in any calendar year; and PROVIDED, FURTHER, HOWEVER, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

            (vi) the issuance of securities or payment of cash to consummate the Acquisition in accordance with the terms of the Merger Agreement; PROVIDED, HOWEVER, that such issuance or payment shall be excluded in the calculation of the amount of Restricted Payments; and

            (vii) Restricted Payments, in addition to those otherwise permitted pursuant to this covenant, in an aggregate amount not to exceed $15 million; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

Section 5.06. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

            Stage shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to Stage or any Restricted Subsidiary,

            (ii) make any loans or advances to Stage or any Restricted Subsidiary or

            (iii) transfer any of its property or assets to Stage or any Restricted Subsidiary, except:

(a) any encumbrance or restriction pursuant to the New Credit Agreement or any agreement in effect on the Issue Date or pursuant to the issuance of the Notes;
(b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Stage (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Stage), and outstanding on such date; (c) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) or contained in any amendment to an agreement referred to in clause (a) or (b); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (d) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or other customary non-assignment provisions in contracts (other than contracts that constitute Debt) entered into in the ordinary course of business to the extent such provisions restrict the transfer of the assets subject to such contracts; (e) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Debt of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (f) encumbrances or restrictions imposed by operation of applicable law; (g) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) any encumbrance or restriction on the sale of Receivables arising under agreements in connection with such sales between Stage or a Restricted Subsidiary and an Accounts Receivable Subsidiary.

Section 5.07.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

            (a) Stage shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

            (i) Stage or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by Stage or such Restricted Subsidiary is in the form of cash or cash equivalents, and

            (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Stage or SRI (or such Restricted Subsidiary, as the case may be):

                  (A) FIRST, to the extent Stage or SRI elects (or is required by the terms of any Senior Debt), to prepay, repay or purchase Senior Debt (other than Debt owed to Stage or SRI or an Affiliate of Stage or SRI) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) SECOND, to the extent of the balance of such Net Available
            Cash after application in accordance with clause (A), at the election of Stage to the investment by Stage or any Wholly Owned Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or an asset or assets that (as determined by the Board of Directors) will be used in the business of Stage and the Wholly Owned Subsidiaries existing on the Issue Date or in businesses reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (C) THIRD, to the extent of the balance of such Net Available
            Cash after application and in accordance with clauses (A) and (B), to make an offer to purchase the Notes (and any other Senior Debt of SRI designated by SRI) pursuant to and subject to the conditions contained in the applicable Indenture; and

                  (D) FOURTH, to the extent of the balance of such Net Available
            Cash after application in accordance with clauses (A), (B) and (C), to (x) the acquisition by Stage or any Wholly Owned Subsidiary of Tangible Property or (y) the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of Stage or SRI (other than Debt owed to an Affiliate of Stage or SRI) or Debt of any Restricted Subsidiary (other than Debt owed to Stage or SRI or an Affiliate of Stage or SRI), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in paragraph (b) below is consummated; PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (A),
            (C) or (D) above, Stage, SRI or such Restricted Subsidiary shall retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, Stage and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10 million. Pending application of Net Available Cash pursuant to this paragraph, such Net Available Cash shall be invested in Permitted Investments or to reduce loans outstanding under any working capital facility.

            For the purposes of this Section 5.07, the following are deemed to be cash or cash equivalents: (x) the express assumption of Debt of Stage or any Restricted Subsidiary and the release of Stage or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition and
(y) securities received by Stage or any Restricted Subsidiary from the transferee that are converted by Stage or such Restricted Subsidiary into cash within 90 days of the receipt of such securities.

            (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Debt) pursuant to clause (a)(ii)(C) above, SRI will be required to purchase Notes tendered pursuant to an offer by SRI for the Notes (and such other Debt) (the "Offer") at a purchase price of 100% of the principal amount the Notes on the date of such offer (without premium) plus accrued but unpaid interest (or, in respect of such other Debt, such lesser price, if any, as may be provided for by the terms of such Debt) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 5.07 (c). If the aggregate purchase price of Notes (and any such other Debt) tendered pursuant to any such offer is less than the Net Available Cash allotted to the purchase thereof, SRI will be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(D) above. SRI shall not be required to make any such offers to purchase Notes (and other Senior Debt) pursuant to this covenant if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether any such offer is required with respect to any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 10 days after SRI becomes obligated to make an Offer, SRI shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by SRI either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "PURCHASE DATE") and shall contain such information concerning the business of Stage and its Subsidiaries which Stage in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Stage, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of Stage filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports or, if Stage shall not at such time be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a corresponding report prepared pursuant to Section 5.03), (ii) a description of material developments in the business of Stage and its Subsidiaries subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, SRI shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "OFFER AMOUNT"),
(ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 5.07(a). On such date, SRI shall also irrevocably deposit with the Trustee or with a paying agent other than SRI in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "OFFER PERIOD"), SRI shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by SRI. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by SRI to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to SRI immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to SRI at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or SRI receives, not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes (and any other Senior Debt included in the Offer) surrendered pursuant to the Offer exceeds the Offer Amount, SRI shall select the Notes and other Senior Debt to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by SRI so that only Notes and other Senior Debt in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (4) At the time SRI delivers Notes to the Trustee which are to be accepted for purchase, SRI shall also deliver an Officers' Certificate stating that such Notes are to be accepted by SRI pursuant to and in accordance with the terms of this Section 5.07. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) SRI shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 5.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.07, SRI shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Section 5.08.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) Stage shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate (including any Accounts Receivable Subsidiary) of Stage (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are (A) set forth in writing and (B) as favorable to Stage or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third Person, (ii) if such Affiliate Transaction involves an amount in excess of $3 million, a majority of the disinterested members of the Board of Directors of Stage have approved, by resolution, and determined in good faith that such Affiliate Transaction meets the criteria set forth in (i)(B) above and (iii) if such Affiliate Transaction involves an amount in excess of $7.5 million (other than a contribution, disposition or other transfer of Receivables to an Accounts Receivable Subsidiary as permitted under the Indentures and the related customary contractual arrangements and Customary Securitization Undertakings), such Affiliate Transaction is determined by a nationally recognized investment banking firm to be fair from a financial standpoint to Stage or such Restricted Subsidiary, as the case may be.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Restricted Payment permitted to be paid pursuant to the covenant described in Section 5.05, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Stage, (iii) loans or advances to employees in the ordinary course of business, but in any event not to exceed $5 million in the aggregate outstanding at any one time, (iv) the payment of reasonable and customary fees to directors of Stage and its Restricted Subsidiaries, (v) any transaction between Stage and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vi) any written agreement as in effect on the Issue Date and as amended from time to time, PROVIDED that any such amendment is not less favorable in any material respect to Stage and its Subsidiaries than the terms in effect on the Issue Date, and (vii) indemnification payments to directors and officers of Stage in accordance with applicable state laws.

Section 5.09. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

            Stage shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

            (i)   to Stage or a Wholly Owned Subsidiary;

            (ii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary; or

            (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section
      5.05 if made on the date of such issuance, sale or other disposition. In connection with any such sale or disposition of Capital Stock, Stage or any such Restricted Subsidiary shall comply with Section 5.07. Nothing herein shall limit or modify SRI's obligations under Article IV above.

Section 5.10.  LIMITATION ON LIENS.

      Stage shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Senior Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Section 5.11.  LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

      Stage shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

            (i) Stage or such Restricted Subsidiary would be entitled to (A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 5.04; and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 5.10;

            (ii) the net proceeds received by Stage or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and

            (iii) Stage applies the proceeds of such transaction in compliance with Section 5.07.

Section 5.12.  ACCOUNTS RECEIVABLE SUBSIDIARIES.

            Stage (a) shall not permit any Accounts Receivable Subsidiary to sell any Receivables purchased from Stage or any of its Subsidiaries or participation interests therein to any other Person except on an arms-length basis and solely for consideration in the form of cash, cash equivalents, promissory notes of such Person or Debt of or other interests in a Master Trust; PROVIDED, HOWEVER, that such Accounts Receivable Subsidiary may not sell such Debt or other interests to any other Person except on an arms-length basis and solely for consideration in the form of cash or cash equivalents; (b) shall not permit any Accounts Receivable Subsidiary to incur Debt in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP; and (c) shall not, and shall not permit any of its Subsidiaries to, sell Receivables to an Accounts Receivable Subsidiary if
(i) such Accounts Receivable Subsidiary, pursuant to or within the meaning of Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary or (C) orders the liquidation of such Accounts Receivable Subsidiary.

Section 5.13.  FUTURE GUARANTORS.

            Stage and SRI shall cause each Restricted Subsidiary (other than SRI) to promptly execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee the Indenture Obligations on the terms and conditions set forth in this Indenture including, without limitation, pursuant to Articles XII and XIII hereof.

Section 5.14.  COMPLIANCE CERTIFICATES.

            Each of SRI and Stage shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of SRI or Stage, as applicable, and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether SRI or Stage, as applicable, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of his or her knowledge SRI or Stage, as applicable, has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). Each of SRI and Stage shall also comply with TIA ss. 314(a)(4).

Section 5.15.  FURTHER INSTRUMENTS AND ACTS.

            Upon request of the Trustee, SRI, Stage and any other Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE VI

                                  SUCCESSORS

Section 6.01.  WHEN STAGE AND SRI MAY MERGE OR TRANSFER ASSETS.

            Neither Stage nor SRI shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its properties and assets to any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company"), if other than Stage or SRI, as the case may be, shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company expressly assumes, by an indenture supplemental thereto, executed and delivered to the Trustee, in form acceptable to the Trustees, all the obligations of Stage or SRI, as the case may be, under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, on a pro forma basis (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, on a pro forma basis, the Successor Company would be able to Incur at least a $1.00 of additional Debt pursuant to Section 5.04(a); (iv) immediately after giving effect to such transaction, on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount at least equal to the Consolidated Net Worth of Stage or SRI, as the case may be, prior to such transaction minus any costs incurred in connection with such transaction; and (v) Stage or SRI, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. The foregoing shall not prohibit the consummation of the Acquisition by Stage and SRI on the terms set forth in the Merger Agreement.

Section 6.02.  SUCCESSOR COMPANY SUBSTITUTED.

            The Successor Company shall be the successor to Stage or SRI, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, Stage or SRI, as the case may be, under the Indentures, but the predecessor Person in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes, in the case of SRI, or from the obligations under the Guaranties, in the case of Stage.

Section 6.03.  WHEN SUBSIDIARY GUARANTOR MAY MERGE OR TRANSFER ASSETS.

            No Subsidiary Guarantor shall, and Stage or SRI, as the case may be, shall not permit any Subsidiary Guarantor to, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor, if any, under its Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) Stage or SRI, as the case may be, delivers to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, comply with the Indenture.

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
                                  ARTICLE VII

                             DEFAULTS AND REMEDIES

Section 7.01.  EVENTS OF DEFAULT.

            Each of the following shall constitute an "EVENT OF DEFAULT":

            (a) a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

            (b) a default in the payment of the principal of, or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise;

            (c) the failure by Stage, SRI or any Guarantor to comply with its obligations under Article VI.

            (d) the failure by Stage or SRI to comply for 30 days after the notice specified below with any of its obligations in the covenants described above under Article IV (other than a failure to purchase Notes) or under Section 5.03, 5.04, 5.05, 5.06, 5.07 (other than a failure to purchase Notes), 5.08, 5.09, 5.10, 5.11, 5.12 or 5.13;

            (e) the failure by Stage, SRI or any Guarantor to comply with any of its agreements in the Notes or the Indentures (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

            (f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by Stage or any of its Subsidiaries (or the payment of which is Guaranteed by Stage or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date of the Indentures, which default (i) is caused by failure to pay principal of such Debt at the final maturity thereof or failure to pay principal of or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default ("PAYMENT DEFAULT") or (ii) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more;

            (g) Stage, SRI or any Significant Subsidiary of Stage pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case,
(3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (4) makes a general assignment for the benefit of its creditors;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Stage, SRI or any Significant Subsidiary of Stage in an involuntary case, (2) appoints a Custodian of Stage, SRI or any Significant Subsidiary of Stage or for all or any substantial part of the property of Stage, SRI or any Significant Subsidiary

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of Stage, or (3) orders the liquidation or winding up of Stage, SRI or any
Significant Subsidiary of Stage, and the order or decree remains unstayed and in effect for 60 consecutive days;

            (i) any final non-appealable judgment or decree in excess of $15 million is rendered against Stage, SRI or a Significant Subsidiary of Stage and is not discharged and either an enforcement proceeding has been commenced upon such judgment or decree or such judgment or decree shall remain undischarged for a period of 60 days; or

            (j) any Guaranty ceases to be in effect (other than in accordance with the terms of the Indentures) or any Guarantor denies or disaffirms its Guaranty obligations.

            A Default under clause (d) or (e) is not an Event of Default until the relevant Trustee or the Holders of at least 25% in principal amount of the Notes notify SRI of the Default and SRI does not cure such Default within the time specified after receipt of such notice.

            SRI shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default pursuant to clause (c), (d), (e), (f), (g), (h), (i) or (j) and any event which with the giving of notice or the lapse of time would become any such Event of Default, its status and what action SRI is taking or proposes to take in respect thereof.

Section 7.02.  ACCELERATION.

            If an Event of Default (other than an Event of Default specified in clause (g) or clause (h) of Section 7.01) occurs and is continuing, the Trustee by notice to SRI, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to SRI and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable (collectively, the "DEFAULT AMOUNT"). Upon such a declaration, the Default Amount shall be due and payable immediately. In case of an Event of Default specified in clause (g) or clause (h) of Section 7.01, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent or other Default or impair any right consequent thereto.

Section 7.03.  OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any such Notes in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law.

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
Section 7.04.  WAIVER OF PAST DEFAULTS.

            Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences, except (i) a Default in the payment of the principal of, premium, if any, or interest on, the Notes; or (ii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 7.05.  CONTROL BY MAJORITY.

            Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the terms of this Indenture or if, subject to Section 8.01, the Trustee reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders of Notes or would involve the Trustee in personal liability.

Section 7.06.  LIMITATION ON SUITS.

            Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes, unless:

            (i) such Holder has previously given the Trustee notice that an Event of Default is continuing;

             (ii) Holders of at least 25% in principal amount of the Notes then outstanding have requested the Trustee to pursue the remedy;

            (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

             (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

              (v) Holders of a majority in principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

            A Holder of a Note shall not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 7.07.  UNCONDITIONAL RIGHT OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such

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
payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder of a Note.

Section 7.08.  COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 7.01(a) or Section 7.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against SRI for the entire amount then due and owing, plus the amounts provided for in Section 8.07.

Section 7.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Notes allowed in any judicial proceedings relative to Stage, Stage's creditors or Stage's property, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 7.10.  PRIORITIES.

            If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:

            (i) FIRST: to the Trustee for amounts due to it under Section 8.07;

            (ii) SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

            (iii) THIRD:  to SRI.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

Section 7.11.  UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 shall not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 7.12.  WAIVER OF STAY, EXTENSION AND USURY LAWS.

            SRI (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and SRI (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE VIII

                                    TRUSTEE

Section 8.01.  DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b)   Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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
                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 7.05.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraph
(a), paragraph (b) and paragraph (c) of this Section 8.01.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with SRI.

            (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

Section 8.02.  RIGHTS OF TRUSTEE.

            (a) The Trustee may rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

            (b) Before the Trustee acts or refrains from taking any act, the Trustee may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officers' Certificate or such Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent; PROVIDED, HOWEVER, that any such agent is appointed by the Trustee with due care.

            (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute negligence, willful misconduct or bad faith.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

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
Section 8.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with SRI, Stage or any or their Affiliates with the same rights as it would have if the Trustee were not the Trustee hereunder. However, in the event the Trustee acquires any conflicting interest in accordance with the TIA it must eliminate such conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same with like rights. The Trustee shall at all times remain subject to Section 8.10 and
Section 8.11.

Section 8.04.  TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for SRI's use of the proceeds of the Notes and it shall not be responsible for any statement contained herein or any statement contained in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee's certificates of authentication.

Section 8.05.  NOTICE OF DEFAULT.

            If a Default occurs and is continuing and if such Default is known to the Trustee, the Trustee shall mail to each Holder of a Note a notice of such Default within 90 days (or such shorter period as may be required by applicable law) after such Default occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 8.06.  REPORTS BY TRUSTEE TO HOLDERS OF NOTES.

            Within 60 days after each July 15, beginning with July 15 following the date of this Indenture, the Trustee shall mail to Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) to the extent such a report is required by TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Stage and filed with the SEC and each stock exchange on which the Notes may be listed. Stage shall promptly notify the Trustee upon the Notes being listed on any stock exchange and any delisting thereof.

Section 8.07.  COMPENSATION AND INDEMNITY.

            SRI shall pay to the Trustee from time to time reasonable compensation for the Trustee's acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. SRI shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

            SRI shall indemnify the Trustee against any and all loss, liability or reasonable expense incurred by it in connection with the administration of this trust and the performance of

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
its duties under this Indenture, except any such loss, liability or expense attributable to the negligence, willful misconduct or bad faith of the Trustee.

            The Trustee shall notify SRI promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify SRI shall not relieve SRI of its obligations hereunder except to the extent that SRI may be materially prejudiced by such failure. SRI shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and SRI shall pay the reasonable fees and expenses of such counsel. SRI need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith. SRI need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            SRI's payment obligations under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.

            To secure SRI's payment obligations under this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property that is held by it in trust for the benefit of Holders of Notes to pay principal and interest on particular Notes.

            If the Trustee shall incur expenses after the occurrence of a Default specified in Section 7.01(vii) or Section 7.01(viii), such expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

Section 8.08.  REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

            The Trustee may resign at any time and be discharged from the trust hereby created by so notifying SRI in writing. The Holders of Notes of not less than a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and SRI in writing. SRI shall remove the Trustee if:

            (i)   the Trustee fails to comply with Section 8.10;

            (ii)  the Trustee is adjudged bankrupt or insolvent;

            (iii) a Custodian or other public officer takes charge of the Trustee or its property; or

            (iv)  the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), SRI shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by SRI.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, SRI or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Any successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to SRI. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Note. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 8.07. Notwithstanding replacement of the Trustee pursuant to this
Section 8.08, SRI's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee entity without any further act shall constitute the successor Trustee; PROVIDED, HOWEVER, that such entity shall be otherwise qualified and eligible under this Article VIII.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 8.10.  ELIGIBILITY; DISQUALIFICATION.

            This Indenture at all times shall have a Trustee which satisfies the requirements of TIA 310(a). Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition. The Trustee shall be subject to TIA ss. 310(b).

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
Section 8.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST SRI.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee which has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE IX

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

            (a) When (i) SRI delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation; or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III of this Indenture and SRI irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case SRI pays all other sums payable hereunder by SRI, then this Indenture shall, subject to Section 9.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of SRI accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of SRI.

            (b) Subject to Section 9.01(c) and Section 9.02, SRI at any time may terminate (i) all of Stage's and SRI's obligations under the Notes and this Indenture ("LEGAL DEFEASANCE"); or (ii) Stage's and SRI's obligations under
Article IV, Section 5.03, Section 5.04, Section 5.05, Section 5.06, Section 5.07, Section 5.08, Section 5.09, Section 5.10, Section 5.11, Section 5.12,
Section 5.13, Section 6.01(iii), Section 6.01(iv), Section 7.01(d), Section 7.01(f), Section 7.01(g) (with respect only to Significant Subsidiaries of Stage other than SRI), Section 7.01(h) (with respect only to Significant Subsidiaries of Stage other than SRI) and Section 7.01(i) ("COVENANT DEFEASANCE"). SRI may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If SRI exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If SRI exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 7.01(d), Section 7.01(f), Section 7.01(g) (with respect only to Significant Subsidiaries of Stage other than SRI),
Section 7.01(h) (with respect only to Significant Subsidiaries of Stage other than SRI), Section 7.01(i) or the failure of SRI to comply with Sections 6.01(iii) and 6.01(iv). If SRI exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranties.

            Upon satisfaction of the conditions set forth herein and at the request of SRI, the Trustee shall acknowledge in writing the discharge of those obligations of SRI terminated thereby.

            (c) Notwithstanding clause (a) and clause (b) above, Stage's and SRI's obligations contained in Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 8.07, Section 8.08 and this Article IX shall survive until the Notes have been paid in full.

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
Thereafter, SRI's obligations contained in Section 8.07, Section 9.04 and
Section 9.05 shall survive.

Section 9.02.  CONDITIONS TO DEFEASANCE.

            SRI may exercise its legal defeasance option or its covenant defeasance option only if:

            (i) SRI irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to maturity or redemption, as the case may be;

            (ii) SRI delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

            (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 7.01(g) or Section 7.01(h) in either case with respect to Stage or SRI occurs which is continuing at the end of the period;

            (iv) the deposit does not constitute a default under any other agreement binding on Stage or SRI;

            (v) SRI delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

            (vi) in the case of the legal defeasance option, SRI shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (1) SRI has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (vii) in the case of the covenant defeasance option, SRI shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (viii)SRI delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article IX have been complied with.

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
            Before or after a deposit, SRI may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with
Article III.

Section 9.03.  APPLICATION OF TRUST MONEY.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article IX. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on the Notes.

Section 9.04.  REPAYMENT TO SRI.

            The Trustee and the Paying Agent shall promptly turn over to SRI upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to SRI upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of Notes entitled to the money shall look to SRI for payment as general creditors.

Section 9.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

            SRI shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 9.06.  REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Stage's and SRI's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IX; PROVIDED, HOWEVER, that, if SRI has made any payment of interest on or principal of any of the Notes because of the reinstatement of its obligations, SRI shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE X

                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

            SRI, Stage and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

            (i)   to cure any ambiguity, omission, defect or inconsistency;

            (ii) to provide for the assumption of the obligations of Stage, SRI or a Guarantor to the Holders of the Notes pursuant to Article VI;

            (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

            (iv)  to add guarantees with respect to the Notes;

            (v)   to release a Guaranty, when permitted by the Indenture;

            (vi)  to secure the Notes;

            (vii) to add to the covenants of Stage and its Subsidiaries hereunder for the benefit of the Holders of Notes or to surrender any right or power conferred upon Stage, SRI or any Guarantor;

            (viii)to make any change that would not adversely affect the rights hereunder of any Holder of a Note; or

            (ix) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of SRI accompanied by resolutions of the Boards of Directors of Stage and SRI authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with Stage and SRI in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

            After an amendment, supplement or waiver under this Section 10.01 becomes effective, SRI shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of SRI to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 7.04 and Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by Stage or SRI in any particular instance with any provision of this Indenture or the Notes.

Section 10.02.  WITH CONSENT OF HOLDERS OF NOTES.

            SRI, Stage and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each Holder of a Note affected, any amendment, supplement or waiver may not:

            (i) reduce the amount of Notes the Holders of which must consent to an amendment;

            (ii) reduce the rate of or extend the time for payment of interest on any Note;

            (iii) reduce the principal of or extend the Stated Maturity of any Note;

            (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
      Article III;

            (v) make any Notes payable in money other than that stated in the Note;

            (vi) impair the right of any Holder of a Note to receive payment of, principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

            (vii) make any change in Section 7.04 or Section 7.07 or the second sentence of this Section 10.02.

            Upon the request of SRI accompanied by resolutions of the Boards of Directors of Stage and SRI authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory with the Trustee of the consent of the Holders of Notes as aforesaid and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with Stage and SRI in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 10.02 becomes effective, SRI shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of SRI to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 7.04 and Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by Stage or SRI in any particular instance with any provision of this Indenture or the Notes.

Section 10.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 10.04.  REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

            Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Note is a continuing and binding consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Debt as the consenting Holder's Note, even if a notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of a Note.

            SRI may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, such Persons which were Holders of Notes at such record date (or their duly designated proxies), and only such Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 10.05.  NOTATION ON OR EXCHANGE OF NOTES.

            If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder of such Note. Alternatively, if SRI or the Trustee so determines, SRI in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects such changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 10.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted pursuant to this Indenture.

Section 10.07.  PAYMENT FOR CONSENTS.

            Neither Stage, SRI, any Affiliate of Stage nor any Subsidiary, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, amendment, supplement or waiver with respect to any term or provision of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes that consent, waive or agree to amend or supplement in the time frame set forth in the solicitation documents relating to any such consent, waiver or agreement to amend or supplement.

                                  ARTICLE XI

                                  GUARANTIES

Section 11.01.  GUARANTIES.

            Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of SRI under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of SRI under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Indenture Obligations"). Each Guarantor further agrees that the Indenture Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Indenture Obligation.

            Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Indenture Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Indenture Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Indenture Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Indenture Obligations; or (f) any change in the ownership of such Guarantor.

            Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Indenture Obligations.

            Except as expressly set forth in Sections 9.01(b), 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Indenture Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Indenture Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of SRI or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of SRI to pay the principal of or interest on any Indenture Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Indenture Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid amount of such Indenture Obligations, (ii) accrued and unpaid interest on such Indenture Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Indenture Obligations of SRI to the Holders and the Trustee.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Indenture Obligations guaranteed hereby until payment in full of all Indenture Obligations guaranteed hereby until payment in full of all Indenture Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Indenture Obligations Guaranteed hereby may be accelerated as provided in Article VII for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Indenture Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VII, such Indenture Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

            Each Guarantor also agrees to pay any and all costs and expenses (including attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 11.02.  LIMITATION ON LIABILITY; CONTRIBUTION.

            Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Indenture Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable federal, state or foreign law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary under its Guaranty or pursuant to its contribution obligations under this Indenture.

            Each Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under its Guaranty.

Section 11.03.  SUCCESSORS AND ASSIGNS.

            This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04.  NO WAIVER.

            Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

Section 11.05.  MODIFICATION.

            No modification, amendment or waiver of any provision of this
Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other for further notice or demand in the same, similar or other circumstances.

Section 11.06.  RELEASE OF SUBSIDIARY GUARANTOR.

            Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to Stage or SRI or an Affiliate of Stage or SRI) permitted by the Indenture, including any sale pursuant to foreclosure on a pledge of the stock of such Subsidiary Guarantor securing the Bank Debt in accordance with the applicable provisions of the Uniform Commercial Code, such Subsidiary Guarantor shall be deemed released from all obligations under this Article XI without any further action required on the part of the Trustee or any Holder. At the request of SRI, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

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
                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.01.  TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), such imposed duties shall control.

Section 12.02.  NOTICES.

            Any notice or communication by SRI, Stage, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

            If to SRI or Stage or any Subsidiary Guarantor:

                  c/o Stage Stores, Inc.
                  10201 Main Street
                  Houston, Texas  77025
                  Telecopier No.:  (713) 669-2709
                  Attention:  James Marcum

            If to the Trustee:

                  State Street Bank and Trust Company
                  Two International Place (4th Floor)
                  Boston, Massachusetts 02110
                  Telecopier No:  (617) 664-5371
                  Attention:  Corporate Trust Department
                              (Specialty Retailers, Inc.
                              8 1/2% Senior Notes Due 2005)

            SRI or the Trustee, by notice each to the other may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in such notice shall not affect its sufficiency with respect to other Holders of Notes.

            If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

            If SRI mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders of Notes pursuant to TIA ss. 312(b) may communicate with other Holders of Notes with respect to their rights under this Indenture or the Notes. SRI and Stage, the Trustee, the Registrar, the Paying Agent and any other Person shall have the protection of TIA ss. 312(c).

Section 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by Stage, SRI or a Guarantor to the Trustee to take any action under this Indenture, Stage, SRI or such Guarantor, as the case may be, shall furnish to the Trustee:

            (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions and covenants have been satisfied.

Section 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant contained in this Indenture shall include:

            (i) a statement that the Person making such certificate or opinion has read such condition or covenant;

            (ii) a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such condition or covenant has been satisfied; and

            (iv) a statement as to whether, in the opinion of such Person. such condition or covenant has been satisfied.

Section 12.06.  RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

Section 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES,
               INCORPORATORS AND STOCKHOLDERS.

            No director, officer, employee, incorporator or stockholder of Stage, SRI or any Guarantor, as such, shall have any liability for any obligations of Stage, SRI or such Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Note by accepting a Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes.

Section 12.08.  GOVERNING LAW.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of Stage or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.  SUCCESSORS.

            All agreements of Stage, SRI and the Guarantors contained in this Indenture and the Notes shall bind such entities and their respective successors. All agreements of the Trustee in this Indenture shall bind the Trustee and its successors.

Section 12.11.  SEVERABILITY.

            In case any provision of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.  COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each such signed copy shall be deemed to be an original, and all of such signed copies together shall represent one and the same agreement.

Section 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES

                                    SPECIALTY RETAILERS, INC.,
                                      as Issuer

                                    By:   /S/ JAMES MARCUM
                                          Name: James Marcum
                                          Title:Executive Vice President &
                                                Chief Financial Officer
Attest:

/S/ MARK HESS
Name: Mark Hess
Title:Vice President, Financial Planning

                                    STAGE STORES, INC.,
                                      as Guarantor

                                    By:   /S/ JAMES MARCUM
                                          Name: James Marcum
                                          Title:Executive Vice President &
                                                Chief Financial Officer
Attest:

/S/ MARK HESS
Name: Mark Hess
Title:Vice President, Financial Planning

                                    STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee

                                    By:   /S/ JILL OLSON
                                          Name: Jill Olson
                                          Title:Assistant Vice President
Attest:

/S/ JACQUELINE RIVERA
Name: Jacqueline A. Rivera
Title:Assistant Secretary

                                                                       EXHIBIT A

                            [FORM OF FACE OF NOTE]

                           SPECIALTY RETAILERS, INC.

                             [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO SRI OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.*

                           [Restricted Notes Legend]

            "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
      SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF SRI THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
      (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT
--------
     * This legend should only be added if the Note is issued in global form.

      TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

No.                                              Principal Amount $
                                                           CUSIP No. 847514AJ5

                           8 1/2% Senior Notes Due 2005

            SPECIALTY RETAILERS, INC., a Texas corporation, promises to pay to
                                   , or registered assigns, the principal sum of Dollars on July 15, 2005.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:  January 1 and July 1.

            Additional provisions of this Note are set forth on the reverse side of this Note.

Dated: June 17, 1997

[SEAL]                        SPECIALTY RETAILERS, INC.

                              By
                              Title:

                              By
                              Title:

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

STATE STREET BANK AND
TRUST COMPANY,
   as Trustee, certifies
   that this is one of the
   Notes referred to in the
   Indenture.

By
                  Authorized Signatory

                     [FORM OF REVERSE SIDE OF NOTE]

                        8 1/2% Senior Notes Due 2005

1.  INTEREST

            SPECIALTY RETAILERS, INC., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "SRI"), promises to pay interest on the principal amount of this Note at the rate per annum shown above PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this security at a rate of 9% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

            SRI will pay interest semi-annually on January 15 and July 15 of each year, commencing January 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 17, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. SRI shall pay interest on overdue principal at the rate borne by the Notes.

2.  METHOD OF PAYMENT

            SRI will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. SRI will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, SRI may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REGISTRAR

            Initially, State Street Bank and Trust Company, a Massachusetts trust company (the "TRUSTEE"), will act as Paying Agent and Registrar. SRI may appoint and change any Paying Agent, Registrar or co-registrar without notice. SRI or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

            SRI issued the Notes under an Indenture dated as of June 17, 1997 (the "INDENTURE"), between SRI, Stage Stores, Inc. ("Stage") as Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

            The Notes are unsecured senior obligations of SRI limited to $200,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the incurrence of additional indebtedness by Stage and certain of its Subsidiaries, the payment of dividends on, and the redemption of, capital stock of Stage and certain of its Subsidiaries, the making of Investments, restrictions on distributions from certain Subsidiaries, the use of proceeds from the sale of assets and Subsidiary stock, transactions with affiliates, liens, sale/leaseback transactions and certain matters regarding Accounts Receivable Subsidiaries. The Indenture also restricts the ability of Stage, SRI and certain of the Subsidiaries of Stage to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person. All of these limitations, however, are subject to a number of important qualifications contained in the Indenture.

5.  OPTIONAL REDEMPTION

            The Notes will be redeemable, at SRI's option, in whole or in part, at any time and from time to time on or after July 15, 2001, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, appearing in the Note Register, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12- month period commencing on or after July 15 of the years set forth below:

                                               REDEMPTION
                    YEAR                          PRICE
                    ----                          -----
             2001..............................104.250%
             2002..............................102.125%
             2003 and thereafter...............100.000%

            In addition, at any time and from time to time prior to July 15, 2000, SRI may redeem in the aggregate up to 35% of the original principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings , at a redemption price (expressed as a percentage of principal amount) of 108.50%, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least $130,000,000 aggregate principal amount at maturity of the Notes must remain outstanding after each such redemption.

6.  NOTICE OF REDEMPTION

            Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

            Upon a Change of Control, any Holder of Notes will have the right to require SRI to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  SENIOR NOTE GUARANTIES

            As provided in the Indenture and subject to certain limitations therein set forth, the obligations of SRI under the Indenture and this Note are guaranteed on a senior unsecured basis by Stage and may in the future be guaranteed on a senior unsecured basis by certain Subsidiaries of Stage.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

            The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

            The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

11.  UNCLAIMED MONEY

            Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to SRI at its request. After any such payment, Holders entitled to the money must look only to SRI and not to the Trustee or Paying Agent for payment.

12.  DISCHARGE AND DEFEASANCE

            Subject to certain conditions, SRI at any time may terminate some or all of its obligations under the Notes and the Indenture if SRI deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  AMENDMENT; WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, SRI, Stage and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VI of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or add additional covenants or surrender rights and powers conferred on Stage, SRI or any Guarantor, or to release a Guaranty, when permitted by the Indenture, or to secure the Notes, or to make any change that would not adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

14.  DEFAULTS AND REMEDIES

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal or premium if any, on the Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by Stage, SRI or any Guarantor to comply with other covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay at final maturity or failure to pay within any applicable grace period) of other Debt of Stage or any of its Subsidiaries if the amount accelerated (or so unpaid) aggregates $15 million or more; (v) certain events of bankruptcy or insolvency with respect to Stage, SRI or any Significant Subsidiary of Stage;
(vi) certain judgments or decrees for the payment of money in excess of $15 million; and (vii) certain events with respect to the Guaranties of the Notes by Stage and certain Subsidiaries of Stage. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

15.  TRUSTEE DEALINGS WITH SRI, STAGE AND THEIR AFFILIATES

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by SRI or their Affiliates and may otherwise deal with SRI, Stage or their Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

            A director, officer, employee or stockholder, as such, of SRI, Stage or any Guarantor or the Trustee shall not have any liability for any obligations of SRI, Stage or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  AUTHENTICATION

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

18.  ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

            Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.  GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP NUMBERS

            Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures SRI has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                       --------------------------

            SRI will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains the text of this Note in larger type. Requests may be made to:

                        Specialty Retailers, Inc.
                         c/o Stage Stores, Inc.
                            10201 Main Street
                          Houston, Texas 77025
                        Attention:  James Marcum

                             ASSIGNMENT FORM

      To assign this Note, complete the form below:

      I or we assign and transfer this Note to:

            [PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE]

            [INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO. ]

      and irrevocably appoint ___________________ agent to transfer this Note on the books of SRI. The agent may substitute another to act for him.

Date:                   Your Signature:

Sign exactly as your name appears on the face of this Note.

  Signature Guarantee: ____________________________________________________
            [Signature must be guaranteed by an Eligible Guarantor Institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad- 15.]

       CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                    OF TRANSFER OF RESTRICTED NOTES

This certificate re ates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

|_| has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

The undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

         (1)   |_|   acquired for the undersigned's own account, without
                     Transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture); or

         (2)   |_|   transferred to SRI; or

         (3)   |_|   transferred pursuant to and in compliance with Rule 144A
                     under the Securities Act of 1933, as amended; or

         (4)   |_|   transferred pursuant to and in compliance with Regulation
                     S under the Securities Act of 1933, as amended; or

         (5)   |_|   transferred pursuant to and in compliance with Rule 144
                     under the Securities Act of 1933, as amended; or

         (6) |_| transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (2), (3) or (4) is checked, SRI or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Note.

                                            ----------------------------
                                                     Signature

Signature Guarantee:
                          ----------------------------------------------
                          [Signature must be guaranteed by an Eligible Guarantor Institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.]

               OPTION OF HOLDER OF NOTE TO ELECT PURCHASE

            If you elect to have this Note purchased by SRI pursuant to Article IV or Section 5.07 of the Indenture, check the box:

                                    [ ]

            If you elect to have only part of this Note purchased by SRI pursuant to Article IV or Section 5.07 of the Indenture, state the amount:

                                                $

Date:                     Your Signature:
                                          (Sign exactly as your name
                                          appears on the face of the
                                          Note)

Signature Guarantee:
            [Signature must be guaranteed by an Eligible Guarantor
            Institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant o Securities and Exchange Commission Rule 17Ad- 15.]

                    [TO BE ATTACHED TO GLOBAL NOTES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:

             AMOUNT OF DECREASE IN       AMOUNT OF INCREASE IN        PRINCIPAL AMOUNT OF THIS       SIGNATURE OF AUTHORIZED
DATE OF      PRINCIPAL AMOUNT OF THIS    PRINCIPAL AMOUNT OF THIS     GLOBAL NOTE FOLLOWING          SIGNATORY OF TRUSTEE OR NOTES
EXCHANGE     GLOBAL NOTE                 GLOBAL NOTE                  SUCH DECREASE OR INCREASE      CUSTODIAN

                                    EXHIBIT B
                   [FORM OF FACE OF EXCHANGE NOTE AND
                         PRIVATE EXCHANGE NOTE]
*
**
                        SPECIALTY RETAILERS, INC.
No.                                             $
                                                CUSIP:

                        8 1/2% Senior Notes Due 2005

            Specialty Retailers, Inc., a Texas corporation, promises to pay to or registered assigns, the principal sum of
          Dollars on July 15, 2005.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:  January 1 and July 1.

            Additional provisions of this Note are set forth on the other side of this Note.

                                    SPECIALTY RETAILERS, INC.

                                      by

Dated:  _________________

[Seal]
                                      ----------------------------
                                      Title:

                                      ----------------------------
                                      Title
------------------------

      * If the Note is to be issued in global form add the Global Notes Legend from Exhibit A and the attachment to Exhibit A captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

      ** If the Note is a Private Exchange Note issued in a Private Exchange to the Initial Purchasers holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit A and include the "Certificate to be Delivered upon Exchange or Registration of Transfer of Restricted Notes" from Exhibit A.

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

STATE STREET BANK AND
TRUST COMPANY,

  as Trustee, certifies
  that this is one of the
  Notes referred to
  in the Indenture.

  by
      --------------------
      Authorized Signatory

                     [FORM OF REVERSE SIDE OF NOTE]

                        8 1/2% Senior Notes Due 2005

1.  INTEREST

            SPECIALTY RETAILERS, INC., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "SRI"), promises to pay interest on the principal amount of this Note at the rate per annum shown above PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this security at a rate of 9% per annum form and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

            SRI will pay interest semi-annually on January 15 and July 15 of each year, commencing January 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 17, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. SRI shall pay interest on overdue principal at the rate borne by the Notes.

2.  METHOD OF PAYMENT

            SRI will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. SRI will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, SRI may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.    PAYING AGENT AND REGISTRAR

            Initially, State Street Bank and Trust Company, a Massachusetts trust company (the "TRUSTEE"), will act as Paying Agent and Registrar. SRI may appoint and change any Paying Agent, Registrar or co-registrar without notice. SRI or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

            SRI issued the Notes under an Indenture dated as of June 17, 1997 (the "INDENTURE"), between SRI, Stage Stores, Inc. ("Stage") as Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa- 77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the

Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

            The Notes are unsecured senior obligations of SRI limited to $200,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the incurrence of additional indebtedness by Stage and certain of its subsidiaries, the payment of dividends on, and the redemption of, capital stock of Stage and certain of its Subsidiaries, the making of Investments, restrictions on distributions from certain Subsidiaries, the use of proceeds from the sale of assets and Subsidiary stock, transactions with affiliates, liens, sale/leaseback transactions and certain matters regarding Accounts Receivable Subsidiaries. The Indenture also restricts the ability of Stage, SRI and certain of the Subsidiaries of Stage to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person. All of these limitations, however, are subject to a number of important qualifications contained in the Indenture.

5.  OPTIONAL REDEMPTION

            The Notes will be redeemable, at SRI's option, in whole or in part, at any time and from time to time on or after July 15, 2001, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address appearing in the Note Register, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after July 15 of the years set forth below:

                                               REDEMPTION
                    YEAR                          PRICE
                    ----                          -----
             2001..............................  104.250%
             2002..............................  102.125%
             2003 and thereafter...............  100.000%

            In addition, at any time and from time to time prior to July 15, 2000, SRI may redeem in the aggregate up to 35% of the original principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 108.50%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least $130,000,000 aggregate principal amount at maturity of the Notes must remain outstanding after each such redemption.

6.    NOTICE OF REDEMPTION

            Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.    PUT PROVISIONS

            Upon a Change of Control, any Holder of Notes will have the right to require SRI to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.    SENIOR NOTE GUARANTIES

            As provided in the Indenture and subject to certain limitations therein set forth, the obligations of SRI under the Indenture and this Note are guaranteed on a senior unsecured basis by Stage and may in the future be guaranteed on a senior unsecured basis by certain Subsidiaries of Stage.

9.    DENOMINATIONS; TRANSFER; EXCHANGE

            The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.   PERSONS DEEMED OWNERS

            The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

11.   UNCLAIMED MONEY

            Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to SRI at its request. After any such payment, Holders entitled to the money must look only to SRI and not to the Trustee or Paying Agent for payment.

12.   DISCHARGE AND DEFEASANCE

            Subject to certain conditions, SRI at any time may terminate some or all of its obligations under the Notes and the Indenture if SRI deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.   AMENDMENT; WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, SRI, Stage and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VI of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or add additional covenants or surrender rights and powers conferred on Stage, SRI or any Guarantor, or to release a Guaranty, when permitted by the Indenture, or to secure the Notes, or to make any change that would not adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

14.   DEFAULTS AND REMEDIES

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal or premium, if any, on the Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by SRI to comply with other covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay at final maturity or failure to pay within any applicable grace period) of other Debt of Stage or any of its Subsidiaries if the amount accelerated (or so unpaid) aggregates $15 million or more; (v) certain events of bankruptcy or insolvency with respect to Stage, SRI or any Significant Subsidiary of Stage; (vi) certain judgments or decrees for the payment of money in excess of $15 million; and (vii) certain events with respect to the Guaranties of the Notes by Stage and certain Subsidiaries of Stage. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

15.   TRUSTEE DEALINGS WITH SRI, STAGE AND THEIR AFFILIATE

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by SRI, Stage or their Affiliates and may otherwise deal with SRI, Stage or their Affiliates with the same rights it would have if it were not Trustee.

16.   NO RECOURSE AGAINST OTHERS

            A director, officer, employee or stockholder, as such, of SRI, Stage or any Guarantor or the Trustee shall not have any liability for any obligations of SRI, Stage or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.   AUTHENTICATION

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

18.   ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

            Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.   GOVERNING LAW

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.   CUSIP NUMBERS

            Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures SRI has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                       --------------------------

            SRI will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains the text of this Note in larger type. Requests may be made to:

                       Specialty Retailers, Inc.
                         c/o Stage Stores, Inc.
                           10201 Main Street
                          Houston, Texas 77025
                        Attention: James Marcum

                             ASSIGNMENT FORM

      To assign this Note, complete the form below:

      I or we assign and transfer this Note to:

            [PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE]


            [INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO. ]


      and irremovably appoint ___________________ agent to transfer this Note on the books of SRI. The agent may substitute another to act for him.

Date:                   Your Signature:

Sign exactly as your name appears on the face of this Note.

  Signature Guarantee:
            [Signature must be guaranteed by an Eligible Guarantor Institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad- 15.]

               OPTION OF HOLDER OF NOTE TO ELECT PURCHASE

            If you elect t have this Note purchased by SRI pursuant to Article IV or Section 5.07 of the Indenture, check the box:

                                    [ ]

            If you elect to have only part of this Note purchased by SRI pursuant to Article IV or Section 5.07 of the Indenture, state the amount:

                                                $


Date:                     Your Signature:
                                          (Sign exactly as your name
                                          appears on the face of the
                                          Note)

Signature Guarantee:
            [Signature must be guaranteed by an Eligible Guarantor Institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad- 15.]